UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary information statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive information statement.

NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER FUNDS

INFORMATION STATEMENT	FEBRUARY 22, 2019

Dear Northern Funds Investor:

As you know, we continually monitor and manage the sub-advisers in the Northern Engage360™ Fund (the “Fund”). A dedicated team of investment professionals evaluates the sub-advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that the Fund’s sub-advisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have added two new sub-advisers to the Fund.

The Fund utilizes sub-advisers with distinct investment approaches. The Board of Trustees of the Northern Funds (the “Board”) has approved the appointment of ARK Investment Management, LLC and Mar Vista Investment Partners, LLC, each to sub-advise a portion of the Fund, effective on November 29, 2018. The Board made these decisions, based upon Northern Trust Investments, Inc.’s recommendations that these two sub-advisers would add sub-adviser diversification to help the Fund achieve its risk and return objectives.

Please take a moment to read the enclosed Information Statement that describes the changes discussed above. We believe that these changes are in the best interests of the Fund and its shareholders and assure you that we will continue to closely monitor the sub-advisers managing the Fund. If you have any questions about your investment in the Fund, please contact your financial advisor or call (800) 595-9111.

Best regards,

Christopher E. Vella, CFA

Senior Vice President

Northern Trust Investments, Inc.

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	WWW.NORTHERNTRUST.COM/FUNDS

Northern Funds Distributors, LLC, not affiliated with Northern Trust.

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NORTHERN FUNDS—NORTHERN ENGAGE360™ FUND

This Information Statement is being provided to the shareholders of the Northern Engage360™ Fund (the “Engage360 Fund” or the “Fund”), a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate a sub-adviser, and to engage and enter into and materially amend an existing sub-advisory agreement upon the approval of the Board of Trustees (the “Board” or the “Trustees”) of the Trust, without obtaining shareholder approval. We are NOT asking you for a proxy and you are requested NOT to send us a proxy.

The Information Statement will be available on the Trust’s website at http://www.northerntrust.com/informationstatements until May 23, 2019. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on February 6, 2019, are entitled to receive this Information Statement. A Notice of Availability of this Information Statement is being sent to shareholders of the Fund on or about February 22, 2019.

NTI and the Management Agreement

Northern Trust Investments, Inc. (“NTI”), an indirect subsidiary of Northern Trust Corporation (“NTC”), serves as the investment adviser for the Fund and is responsible for its overall management and administration. NTI is responsible for providing investment advisory services, including making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Fund and for providing administration services under a Management Agreement dated June 30, 2014, as amended, between the Trust and NTI (the “Management Agreement”). The Board supervises the investment advisory services. The Management Agreement also permits NTI, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. NTI has delegated substantially all its portfolio management responsibilities for the Fund to sub-advisers, with the exception of cash management services for the Fund. NTI remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Fund’s investment objectives and policies. The initial sole shareholder of the Fund approved the Management Agreement on November 17, 2017.

NTI is entitled to a management fee as compensation for its advisory services and administration services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of the Fund’s average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS

Engage360™ Fund	0.68%	First $1 Billion
	0.66%	Next $1 Billion
	0.64%	Over $2 Billion

ARK Investment Management, LLC and the ARK Agreement

THE ARK AGREEMENT. At a meeting of the Board held on November 14-15, 2018 (the “Meeting”), the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”), voting separately, approved a new sub-advisory agreement (the “ARK Agreement”) with respect to the Engage360 Fund between NTI and ARK Investment Management, LLC (“ARK”). Under the ARK Agreement, ARK began managing a portion of the Fund’s assets on November 29, 2018. The Fund’s other assets are currently allocated among Mar Vista Investment Partners, LLC (“Mar Vista”) (effective on November 29, 2018) and five other sub-advisers: Ariel Investments, LLC; Aristotle Capital Management, LLC; EARNEST Partners, LLC; Segall Bryant & Hamill, LLC and Strategic Global Advisors, LLC (together, the “Other Sub-Advisers”), each of which manages a portion of the Fund’s assets. NTI recommended that the Board approve the ARK Agreement based on its evaluation of ARK’s investment advisory operations and capabilities, the anticipated synergy of its investment style with that of the Fund’s other sub-advisers and ARK’s demonstrated commitment to advancing and promoting diversity and inclusion within its organization and through its business practices.

The ARK Agreement provides that ARK shall, subject to the supervision and oversight of NTI, manage the investment and reinvestment of the portion of the Engage360 Fund’s assets that NTI may allocate to ARK. The ARK Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, ARK shall seek to obtain the best overall terms available, and (ii) with respect to all other securities, ARK shall attempt to obtain best net price and execution. Generally, in assessing the best overall terms available for any transaction, ARK considers all factors it deems relevant, including the breadth of the market in the security, the price of

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FEBRUARY 22, 2019

the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, ARK may consider the brokerage and research services provided to the Fund and/or other accounts over which ARK or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The ARK Agreement provides that ARK, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for such other accounts in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to all other securities. In such an event, ARK will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be the fairest and most equitable over time to the Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Fund or the amount of the securities that are able to be sold for the Fund. The ARK Agreement permits ARK, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of ARK’s opinion of the reliability and quality of the broker or dealer.

The ARK Agreement provides that ARK shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The ARK Agreement also provides that NTI will indemnify ARK against certain liabilities and expenses, except that ARK shall not be indemnified for any liability and expenses that result from ARK’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its duties under the ARK Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Fund may terminate the ARK Agreement without penalty at any time. NTI may terminate the ARK Agreement immediately upon notice to ARK. The ARK Agreement terminates automatically in the event of an assignment as defined in the 1940 Act. The ARK Agreement also may be terminated by ARK upon 60 days’ written notice and automatically terminates upon termination of the Management Agreement.

The material terms of the ARK Agreement are substantially the same as the terms of the sub-advisory agreements with the other sub-advisers to the Fund, except for the sub-advisory fees. ARK receives fees from NTI for its services out of the fees that the Fund pays to NTI under the Management Agreement. The Fund pays no additional fees directly to ARK. The Fund would have paid the same amount of management fees to NTI had the ARK Agreement been in effect during the fiscal period from the Fund’s inception on November 20, 2017 through March 31, 2018.

INFORMATION ABOUT ARK. ARK is an independent, female-owned and controlled Delaware limited liability company founded in 2013 and located at 155 West 19th Street, Fifth Floor, New York, New York 10011. ARK focuses on disruptive innovation and identifying opportunities resulting from technological innovations such as robotics, big data, machine learning, blockchain technology, cloud computing, energy storage and DNA sequencing. ARK provides investment advisory and management services to various types of clients, including exchange-traded funds, mutual funds and other open-ended collective investment funds; separately managed accounts and wrap fee programs; and unified managed account programs sponsored by non-affiliates. ARK Investment Management GP LLC (“ARK GP”) is the general partner of ARK Investment Management LP (“ARK LP”), which is the managing member of ARK. ARK’s founder and CEO/CIO, Catherine Wood, is the majority owner of ARK. As of December 31, 2018, ARK had approximately $5.8 billion in assets under management.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director of ARK indicating position(s) held with ARK and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o ARK at the address noted above.

NAME	POSITION(S) HELD WITH ARK	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Catherine D. Wood	Chief Executive Officer, Chief Investment Officer	None

Brett Winton	Director of Research	Principal – iamb Consulting

Thomas Staudt	Chief Operations Officer	None

Kellen Carter	Corporate Counsel, Chief Compliance Officer	None

James Chavis, Jr.	Chief Financial Officer, Chief Administrative Officer	None

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OTHER ADVISORY CLIENTS. ARK also acts as investment sub-adviser to the other mutual fund and adviser to the other exchange-traded fund listed below, which have similar investment objectives as the Engage360 Fund. The table below sets forth certain information with respect to these funds.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF ADVISORY OR SUB-ADVISORY FEES	NET EXPENSE LIMITS

American Beacon Funds - American Beacon ARK Transformational Innovation Fund	$22.9 million (as of December 31, 2018) (ARK serves as sole sub-adviser)	0.55% on first $5 billion; 0.525% on next $5 billion; 0.50% on next $10 billion and 0.475% thereafter of the fund’s average daily net assets. (sub-advisory fee)	Class A 1.40% (contractual obligation of American Beacon Advisors, Inc.)

ARK ETF Trust - ARK Innovation ETF	$1.09 billion (as of December 31, 2018)	0.75% Expense Ratio (fee includes obligation to pay fund expenses with certain exceptions)	None

Mar Vista Investment Partners, LLC and the Mar Vista Agreement

THE MAR VISTA AGREEMENT. At the Meeting, the Trustees, including the Independent Trustees, voting separately, also approved a new sub-advisory agreement (the “Mar Vista Agreement”) with respect to the Engage360 Fund between NTI and Mar Vista Investment Partners, LLC (“Mar Vista”). Under the Mar Vista Agreement, Mar Vista began managing a portion of the Fund’s assets on November 29, 2018. The Fund’s other assets are currently allocated among ARK and the Other Sub-Advisers, each of which manages a portion of the Fund’s assets. NTI recommended that the Board approve the Mar Vista Agreement based on its evaluation of Mar Vista’s investment advisory operations and capabilities, the anticipated synergy of its investment style with that of the Fund’s other sub-advisers and Mar Vista’s demonstrated commitment to advancing and promoting diversity and inclusion within its organization and through its business practices.

The material terms of the Mar Vista Agreement are substantially the same as the terms of the ARK Agreement and the sub-advisory agreements with the other sub-advisers to the Fund, except for the sub-advisory fees. See pages 2 through 3 for a discussion of these terms.

As compensation for its services under the Mar Vista Agreement, Mar Vista receives fees from NTI out of the fees that the Fund pays to NTI under the Management Agreement. The Fund pays no additional fees directly to Mark Vista. The Fund would have paid the same amount of management fees to NTI had the Mar Vista Agreement been in effect during the fiscal period from November 20, 2017 through March 31, 2018.

INFORMATION ABOUT MAR VISTA. Mar Vista is a minority-owned Delaware limited liability company founded in 2007, with its principal office located at 11150 Santa Monica Boulevard, Suite 320, Los Angeles, California 90025. Mar Vista offers investment advisory services to individuals, pension and profit sharing plans, trusts, estates, corporations and other institutional clients. Mar Vista seeks to invest in companies that provide a broad economic benefit with sustainable competitive advantages and attractive returns on capital. As of December 31, 2018, Mar Vista had approximately $3.1 billion in assets under management. Additionally, as of the same date, Mar Vista had approximately $1.9 billion in assets held in unified managed accounts for a total of $5.0 billion in assets under advisement.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director of Mar Vista indicating position(s) held with Mar Vista and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Mar Vista at the address noted above.

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NAME	POSITION(S) HELD WITH MAR VISTA	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Silas A. Myers	Partner, Chief Executive Officer	Silas Myers sits on the board of directors of the following businesses: North Asset Management, London, England; and North GP Ltd., London, England. Silas also sits on the board of Big Brothers Big Sisters of Greater Los Angeles.

Brian L. Massey	Partner, President	None

Joshua J. Honeycutt	Partner	None

Jeffrey B. Prestine	Partner	Jeffrey Prestine is on the board of the Orthopedic Institute for Children.

Robert Schmaltz	Partner, Chief Compliance Officer and Chief Operating Officer	None

OTHER ADVISORY CLIENTS. Mar Vista also acts as investment sub-adviser to the other mutual funds listed below, which have similar investment objectives as the Engage360 Fund. The table below sets forth certain information with respect to these funds.

NAME OF FUND	NET ASSETS MANAGED BY MAR VISTA	ANNUAL RATE OF SUB-ADVISORY FEES	NET EXPENSE LIMITS*

SEI Institutional Investments Trust (SIIT)—Large Cap Fund	$205.1 million (as of December 31, 2018) (portion of the fund)	Confidential	None

Harbor Funds—Harbor Strategic Growth Fund	$65.7 million (as of December 31, 2018) (portion of the fund)	Confidential	The fund’s adviser has contractually agreed to limit the fund’s operating expenses, excluding interest expense (if any) to 0.70%, 0.62%, 0.95%, and 1.07% for the Institutional Class, Retirement Class, Administrative Class, and Investor Class, respectively.

Pace Select Advisers Trust—PACE Large Co Growth Equity Investments Fund	$442.3 million (as of December 31, 2018) (portion of the fund)	Confidential	The fund and UBS Asset Management (Americas) Inc. (“UBS AM”) have entered into a written fee waiver/expense reimbursement agreement pursuant to which UBS AM is contractually obligated to waive its management fees and/or reimburse expenses so that the fund’s ordinary total operating expenses (excluding dividend expense, borrowing costs, and interest expense relating to short sales, and expenses attributable to investment in other investment companies, interest, taxes, brokerage commissions and extraordinary expenses) would not exceed 1.13% for Class A and 0.88% for Class Y and Class P.
*	Expense limitation agreements, if any, are made by each fund’s investment adviser and not Mar Vista.

Approval of New Sub-Advisory Agreements

TRUSTEES’ CONSIDERATIONS IN APPROVING THE NEW SUB-ADVISORY AGREEMENTS. The ARK Agreement and Mar Vista Agreement (together, the “New Sub-Advisory Agreements”) were approved by the Board of the Trust, including the Independent Trustees voting separately, at the Meeting.

The Trustees reviewed and discussed information and written materials from NTI about ARK and Mar Vista (each a “New Sub-Adviser” and together, the “New Sub-Advisers”) regarding: (i) the nature and quality of the investment advisory services to be provided by each New Sub-Adviser, including the experience and qualifications of the personnel providing such services; (ii) each New Sub-Adviser’s financial condition, history of operations and ownership structures; (iii) each New Sub-Adviser’s

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

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brokerage and soft dollar practices; (iv) each New Sub-Adviser’s investment strategies and styles of investing; (v) the performance history of each New Sub-Adviser with respect to accounts or funds managed similarly to the Fund and hypothetical performance information and portfolio attributes; (vi) information with respect to each New Sub-Adviser’s risk management and cyber-security programs and the New Sub-Adviser’s compliance policies and procedures (including its code of ethics) and the Trust’s Chief Compliance Officer’s (“CCO”) evaluations of such policies and procedures, as well as the New Sub-Adviser’s regulatory history; (vii) each New Sub-Adviser’s conflicts of interest in managing the Fund, including the New Sub-Adviser’s financial or business relationships with NTI and its affiliates, if any; and (viii) the terms of the New Sub-Advisory Agreements. The Trustees also considered NTI’s discussion of the reasons that it anticipated that each New Sub-Adviser may improve the performance of the Fund. The Trustees also reviewed NTI’s proprietary method for allocating assets among the sub-advisers to the Fund and the proposed allocation of assets among the New Sub-Advisers and the Other Sub-Advisers to the Fund, as well as the then current allocations of assets among the Other Sub-Advisers.

In evaluating the New Sub-Advisory Agreements, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the recommendations and performance evaluations of NTI with respect to each New Sub-Adviser.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to each New Sub-Adviser’s operations, qualifications, performance and experience in managing the type of strategy for which the New Sub-Adviser was proposed to be engaged in connection with the Fund. The Board also considered NTI’s evaluation of the New Sub-Advisers’ ability to add alpha to the Fund’s returns. The Trustees also reviewed the CCO’s evaluation of each New Sub-Adviser’s compliance program, noting that he believed the program to be satisfactory and in compliance with regulatory requirements. The Trustees concluded that the New Sub-Advisers were able to provide quality services to the Fund.

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that the New Sub-Advisers would be paid by NTI out of its management fee and not by the Fund. The Trustees also believed, based on NTI’s representations, that the New Sub-Advisory Agreements had been negotiated at arm’s-length between NTI and each New Sub-Adviser. The Trustees also considered comparisons of the New Sub-Advisers’ fees at various asset levels of the Fund and in relation to other sub-advisers to the Fund. The Trustees also compared each New Sub-Adviser’s fees in relation to its other similar institutional accounts. Finally, the Trustees also considered NTI’s representations that the fee to be paid to the New Sub-Advisers were reasonable in light of the anticipated quality of the services to be performed by them.

The Trustees also considered the projected profitability to NTI of the Fund before and after the addition of the New Sub-Advisers. These comparisons showed that NTI’s profitability slightly decreased. It was noted that NTI had also presented quarterly profitability reports to the Board, as required by the Order. The Trustees did not consider the New Sub-Advisers’ projected profitability as they did not consider it to be particularly relevant because NTI would be paying the New Sub-Advisers out of the management fees NTI received from the Fund. The Trustees therefore believed that NTI had an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated the New Sub-Advisers’ performance information with respect to their respective other accounts using the same investment strategy and NTI’s evaluation of that performance. The Trustees reviewed reports prepared by NTI showing the hypothetical performance of the New Sub-Advisers and the Fund over various time periods if the New Sub-Advisers also had been managing the Fund along with the Other Sub-Advisers. The Trustees also considered each New Sub-Adviser’s actual performance record in the strategy for which it was being engaged. This information was compared to performance information with respect to their performance benchmarks. It was noted that each New Sub-Adviser had a different style than the other sub-advisers to the Fund and that its style would underperform in certain markets. The Trustees concluded, based upon the information provided, that the New Sub-Advisers’ performance records were generally satisfactory.

Economies of Scale

The Trustees considered information prepared by NTI that showed the impact on NTI’s net management fee (after payment of sub-advisory fees) at various asset levels. They took into account the levels of aggregate sub-advisory fees at various asset levels, including breakpoints in the sub-advisory fee structures (if any). However, the Trustees generally considered economies of scale with respect to the Fund primarily at the management fee level given that NTI would be paying the New Sub-Advisers out of its management fee.

Other Benefits

The Trustees considered other benefits derived or to be derived by the New Sub-Advisers as a result of their relationships with

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the Fund. These benefits included, but were not limited to, research and other benefits in connection with brokerage commissions paid by the Fund. The Trustees also considered the other relationships that the New Sub-Advisers had with NTI or its affiliates, if any, including other sub-advisory relationships to portfolios managed by NTI.

Based on the Trustees’ deliberations and the recommendations by NTI, the Trustees concluded that the proposed fee to be paid to the New Sub-Advisers was reasonable in light of the services to be provided by them and that the New Sub-Advisory Agreements should be approved.

Additional Information

MANAGEMENT AND SUB-ADVISORY FEES. For the fiscal period from November 20, 2017 through March 31, 2018, the Engage360 Fund paid management fees to NTI, and NTI paid sub-advisory fees to sub-advisers, in the aggregate amounts and as a percentage of each Fund’s average daily net assets, set forth in the chart below.

Fund	MANAGEMENT FEES PAID TO NTI BY FUND		SUB-ADVISORY FEES PAID TO SUB-ADVISERS BY NTI

Engage360 Fund	$178,849	0.68%	$97,856	0.37%

As of June 30, 2018, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Fund.

No brokerage commissions were paid by the Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal period from November 20, 2017 through March 31, 2018.

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Advisers Act. NTI is an indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer, director and certain other officers of NTI indicating position(s) held with NTI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

John Abunassar	Director and Senior Vice President	None

Richard Bartholomew	Executive Vice President and Chief Risk Officer	None

Robert P. Browne	Director, Executive Vice President, Chief Investment Officer and Senior Trust Officer	50 South Capital Advisors, LLC – Chief Investment Officer

Craig R. Carberry	Senior Vice President, Associate General Counsel and Secretary	50 South Capital Advisors, LLC – Secretary; and The Northern Trust Company – Associate General Counsel and Senior Vice President

Christopher W. Carlson	Director, Executive Vice President, Chief Operating Officer and Cashier	None

Darlene Chappell	Vice President and Anti-Money Laundering Compliance Officer	50 South Capital Advisors, LLC – AML Compliance Officer; Northern Funds – AML Compliance Officer; Northern Institutional Funds – AML Compliance Officer; and FlexShares Trust – AML Compliance Officer

Jose J. Del Real	Senior Vice President, Senior Legal Counsel and Assistant Secretary	The Northern Trust Company – Senior Legal Counsel and Senior Vice President; Northern Funds –Secretary; Northern Institutional Funds – Secretary; and FlexShares Trust –Secretary

Peter K. Ewing	Director and Senior Vice President	The Northern Trust Company – Senior Vice President; Northern Funds – President and Principal Executive Officer; Northern Institutional Funds – President and Principal Executive Officer; and FlexShares Trust – President and Principal Executive Officer

Steven P. Farmer	Senior Vice President, Chief Compliance Officer and Assistant Trust Officer	50 South Capital Advisors, LLC – Chief Compliance Officer

Sheri B. Hawkins	Director and Senior Vice President	None

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NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Shundrawn A. Thomas	Director, Chairman, President and Chief Executive Officer	The Northern Trust Company – Executive Vice President

Ryan M. Wickert	Senior Vice President, Chief Financial Officer and Treasurer	None

Darek Wojnar	Executive Vice President and Director	Northern Funds – Trustee; Northern Institutional Funds – Trustee; and FlexShares Trust – Trustee

INFORMATION ABOUT THE DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Fund’s distributor. NTI acts as administrator for the Fund. The Northern Trust Company, located at 50 South LaSalle Street, Chicago, IL 60603, serves as transfer agent, custodian and sub-administrator to the Fund.

SHAREHOLDER REPORTS. The Fund will furnish, without charge, copies of its annual and semi-annual reports dated March 31, 2018 and September 30, 2018, respectively to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, IL 60675-5986, by telephone at 1-800-595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of February 6, 2019, the record date for shareholders receiving this Information Statement, the Fund had 23,008,387.80 shares outstanding.

As of February 6, 2019, the names and share ownership of the entities or individuals that held of record or beneficially owned 5% or more of the outstanding shares of the Fund were as follows:

ENTITY OR INDIVIDUAL	NUMBER OF SHARES	% OF FUND

The University of Chicago	14,910,555	64.80%
Chicago Community Trust	4,224,256	18.36%
Rush University Medical Center	1,447,361	6.29%

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. The power to call a vote with respect to shareholders of the Fund is vested exclusively in the Board. To the extent required by law, the Trust will assist in shareholder communications in connection with a meeting called by shareholders. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of a Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northerntrust.com/funds	MMF STM	(02/19)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Northern Engage360™ Fund (the “Fund”). The Fund is a series of Northern Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement describes recent sub-adviser changes relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) has approved the appointment of ARK Investment Management, LLC and Mar Vista Investment Partners, LLC, each to sub-advise a portion of the Fund, effective on November 29, 2018.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about February 22, 2019 to shareholders of record of the Fund as of February 6, 2019. The Information Statement will be available on the Trust’s website at https://www.northerntrust.com/informationstatements until May 23, 2019. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MMF NOTICE (2/19)